Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use of our report dated May 8, 2008, with respect to the consolidated financial statements included in the filing of the Registration Statement (Form S-1) of FullCircle Registry, Inc. for the fiscal year ended December 31, 2007 and 2006, which report appears in the Prospectus, and is part of this Registration Statement.  We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Chisholm, Bierwolf & Nilson LLC

Chisholm, Bierwolf & Nilson LLC

Bountiful, Utah

February 12, 2009